GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

PROXY SOLICITED ON BEHALF OF THE COMPANY

       The undersigned hereby constitutes and appoints J. Andrew Moorer or ____________________________ (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend a Special Meeting of the Shareholders of Guardian Technologies International, Inc (the "Company") to be held at the principal offices of the Company, 11 Sundial Circle, Suite 17, Carefree, Arizona 85377 on ___________________, 2001 at 10:00 o'clock a.m. local time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.
(1)	FOR __________	AGAINST __________	ABSTAIN ___________

To approve the Merger of Vairex Corporation with and into Guardian Acquisition Corporation, a wholly-owned subsidiary of Guardian Technologies International, Inc. and the related Agreement and Plan of Merger dated as of February 19, 2001, as amended, after the completion of which Vairex will survive as a wholly-owned subsidiary of Guardian.

(2)	FOR __________	AGAINST __________	ABSTAIN ___________
To amend Guardian's Articles of Incorporation to change the corporation's name after the Merger to "Vairex Technologies, Inc."
(3)	FOR __________	AGAINST __________	ABSTAIN ___________

To amend Guardian's Articles of Incorporation to increase its authorized capital stock to consist of 100 million shares of common stock having a par value of $.005 per share and 25 million shares of preferred stock having a par value of $.01 per share.

(4)	FOR __________	AGAINST __________	ABSTAIN ___________
To adopt the Guardian Technologies International, Inc. 2001 Equity Incentive Plan.

_____________________________________________

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.
Date ______________________________, 2001
_______________________________________
Name (please type or print)
_______________________________________
Signature
_______________________________________
Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

VAIREX CORPORATION

PROXY SOLICITED ON BEHALF OF THE COMPANY

       The undersigned hereby constitutes and appoints Ski Milburn or ____________________________ (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend a Special Meeting of the Shareholders of Vairex Corporation (the "Company") to be held at the principal offices of the Company, 3044 Valmont, Boulder, Colorado 80302 on ___________________, 2001 at 10:00 o'clock a.m. local time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.
(1)	FOR __________	AGAINST __________	ABSTAIN ___________

To approve the Merger of Vairex Corporation with and into Guardian Acquisition Corporation, a wholly-owned subsidiary of Guardian Technologies International, Inc. and the related Agreement and Plan of Merger dated as of February 19, 2001, as amended, after the completion of which Vairex will survive as a wholly-owned subsidiary of Guardian.

_____________________________________________

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.
Date ______________________________, 2001
_______________________________________
Name (please type or print)
_______________________________________
Signature
_______________________________________
Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.